UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2004

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by MicroStrategy Incorporated (the “Company”) on Form 8-K filed on October 26, 2004, Ralph S. Terkowitz departed the Company’s Board of Directors on such date. On the same date, the Company notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that, following the completion of Mr. Terkowitz’s service on the Company’s Board, two directors remained on the Company’s Audit Committee. On November 9, 2004, Nasdaq confirmed that, under Nasdaq Rule 4350(d)(4), the Company had until the earlier of the Company’s next annual meeting or October 26, 2005 to elect a third member to the Audit Committee. Upon the election of Jarrod Patten to the Board and Audit Committee effective November 10, 2004, the Audit Committee consisted of three independent members as required under Nasdaq Rule 4350(d)(2)(A).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2004	MicroStrategy Incorporated (Registrant)

	By:	/s/ Michael J. Saylor
	Name:	Michael J. Saylor
	Title:	Chairman of the Board of Directors and Chief Executive Officer